Exhibit 10.42

RESDEVCO LTD.

Commercialization Rights of LO2A in China

Resdevco Ltd. and Wize Pharma Ltd. hereby agree that Wize Pharma’s sole rights to commercialize LO2A in China, as declared in the letter from Resdevco, dated, September 6, 2017, shall be limited to one year if by September 6, 2018, Wize Pharma has not signed a distribution agreement of LO2A eye drops in China.

/s/ Prof. S. Dikstein	September 25, 2017
Resdevco Ltd	Date

/s/ Wize Pharma Ltd.	September 25, 2017
Wize Pharma Ltd.	Date

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